UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 9, 2019

CLIPPER REALTY INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38010	47-4579660
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

4611 12th Avenue, Suite 1L Brooklyn, New York	11219
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 438-2804

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                       Emerging growth company         ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01 per share	CLPR	New York Stock Exchange

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 9, 2019, Clipper Realty Inc. (the “Company”) announced that Lawrence Kreider, Jr., its Chief Financial Officer, intends to retire effective June 30, 2019. Michael Frenz, presently the Company’s Head of Capital Markets, will become Chief Financial Officer effective upon Mr. Kreider’s retirement.

It is expected that Mr. Kreider and the Company will enter into a consulting agreement (the “Consulting Agreement”), pursuant to which Mr. Kreider will serve as a consultant through June 30, 2020 and will work with the Company’s executive management, finance and accounting teams to ensure an orderly transition of the responsibilities of the Chief Financial Officer to Mr. Frenz. In connection with Mr. Kreider’s retirement and his provision of consulting services, he will receive a prorated bonus (through the date of his retirement) in the form of a long-term incentive plan award of 5,800 long-term incentive plan units vesting on June 30, 2019. Additionally, the Company will accelerate the vesting of Mr. Kreider’s restricted long-term incentive plan units so that they vest in full on June 30, 2019.

Effective June 30, 2019, Mr. Frenz will become the Chief Financial Officer. It is expected that Mr. Frenz and the Company will enter into an employment agreement (the “Employment Agreement”), pursuant to which Mr. Frenz will be entitled to (i) a base salary of $225,000 per year, (ii) a discretionary cash bonus of 66.7% of his base salary, and (iii) eligibility for long-term incentive compensation.

Mr. Frenz, 44, has been the Head of Capital Markets since joining the Company in June 2017, managing financial and investment strategy and working with the executive team to unlock value across the portfolio. Previously, Mr. Frenz was a Senior Vice President in the real estate investment banking group at FBR & Co. beginning in 2014, where he advised clients on capital raising and strategic transactions. Prior to that, Mr. Frenz held various investment banking roles at Centerboard Group, Goldman Sachs, Banc of America Securities and Merrill Lynch. Mr. Frenz graduated from The Wharton School with a B.S. in finance in 1996 and received his M.B.A. from Columbia Business School in 2001.

There are no family relationships between Mr. Frenz and any of the directors and executive officers of the Company, nor are there transactions in which Mr. Frenz has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clipper Realty Inc.
(Registrant)

By:	/s/ David Bistricer
Name:	David Bistricer
Title:	Co-Chairman and Chief Executive Officer

Date: May 15, 2019